EXHIBIT 10.5

PRODUCT DISTRIBUTION AGREEMENT

BY AND BETWEEN

HARVARD BIOSCIENCE, INC.

AND

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

DATED AS OF [—], 2013

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PRODUCT DISTRIBUTION AGREEMENT

THIS PRODUCT DISTRIBUTION AGREEMENT dated as of [—], 2013 (this “Agreement”), is entered into by and between HARVARD BIOSCIENCE, INC., a Delaware corporation (“HBIO”) and HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC., a Delaware corporation (“HART”) (each, a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, HBIO is a global developer, manufacturer and marketer of a broad range of specialized products, primarily apparatus and scientific instruments, used to advance life science research and regenerative medicine;

WHEREAS, among its various business activities, HBIO operates various lines of business related to the development, manufacturing and marketing of apparatus and scientific instruments, including the Harvard Apparatus Research Business (as defined below) and the HART Business (as defined below);

WHEREAS, pursuant to the Separation and Distribution Agreement to be entered into by and between HBIO and HART, (the “Separation and Distribution Agreement”), the Parties have agreed to separate the HART Business from HBIO;

WHEREAS, it is the intent of the Parties, after giving effect to the transactions contemplated by the Separation and Distribution Agreement, for the Parties to act as distributors of certain of each other’s products subject to the limitations and other terms and conditions hereof;

WHEREAS, the Parties desire to enter into this Agreement to codify the arrangements whereby the Parties shall act as distributors of each other’s products;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Separation and Distribution Agreement.

1.          Appointment of Distributors.

1.1.          By Hart. HART hereby appoints HBIO, and HBIO accepts such appointment, to be HART’s exclusive, independent, worldwide distributor for the resale of HART’s products that relate to any of HBIO’s business activities it conducts from time to time for all applications outside the HART Business, subject to the terms of any Third Party distribution agreements in effect on the Separation Date (as defined in the Separation and Distribution Agreement), and subject further to the non-competition covenants contained in Article IX of the Intellectual Property Matters Agreement.

1.2.          By HBIO. HBIO appoints HART, and HART accepts such appointment, to be HBIO’s exclusive, independent, worldwide distributor for the resale of HBIO’s products from its Harvard Apparatus Research Business for use in the HART Business, subject to the terms of any Third Party distribution agreements in effect on the Separation Date, and subject further to the non-competition covenants contained in Article IX of the Intellectual Property Matters Agreement.

1.3.          For purposes of this Agreement, “HART Business” means the development, manufacture and sale of products for use in human regenerative medicine. This includes the development, manufacture and sale of pumps for human clinical injections and bioreactors and scaffolds for regenerating human organs and tissues and products for use on humans (or on human cells, tissue or organs) as part of a procedure that involves an injection, implant or transplant into a human. As used in this Agreement, the term “HART Business” includes any of the aforementioned activities plus any natural expansion of such business in the regenerative medicine field for use in humans by comparable companies in the regenerative medicine field for use in humans.

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For purposes of this Agreement, “Harvard Apparatus Research Business” shall mean the business conducted by HBIO through its Original Harvard Apparatus, Warner and Hugo Sachs business units, where the Original Harvard Apparatus business unit refers to pumps and ventilators used mainly for research applications, provided that such definition of Harvard Apparatus Research Business expressly excludes Coulbourn, Panlab, CMA, BTX, Sample Prep or other products acquired and folded in from acquisitions after the original purchase of Harvard Apparatus by HBIO. The products of the Harvard Apparatus Research Business include pumps and various physiology tools for animal, organ, tissue and cell biology used mainly in research and in a few human applications as described in Section 9.2(d) of the Intellectual Property Matters Agreement. References to the “Harvard Apparatus Research Business” in this Agreement shall include this business as currently conducted or conducted in the future.

1.4.          Limited Exclusive Manufacturer. Notwithstanding anything to the contrary contained herein or in the Separation and Distribution Agreement or other Ancillary Agreement, HBIO hereby agrees that with respect to the resale or other distribution by the HBIO Group, of bioreactors in any of HBIO’s business activities it conducts from time to time (except for the existing activities of its Hugo Sachs business units which shall not be subject to or limited in any manner by this Section 1.4), to the extent that any member of the HBIO Group desires to resell or distribute any bioreactor that is then manufactured by any member of the HART Group, the HART Group shall be the exclusive manufacturer of such bioreactor and such member of the HBIO Group shall be required to purchase and distribute such bioreactors from the applicable member of the HART Group in accordance with this Agreement, and no other party. To the extent that the HART Group is unable to provide any such bioreactor when reasonably required for a particular order by the HBIO Group, the HBIO Group shall be entitled, for such order only, to either manufacture the bioreactor itself or purchase it from a third party.

2              Distributor Obligations. In order to provide maximum protection and quality service to each of the Party’s customers, when acting as a distributor of the other party’s products (in each such instance, referred to herein as a “Distributor”) HBIO and HART each agree to comply with the following obligations. Failure to achieve and maintain such compliance shall constitute a material breach of this Agreement.

2.1           Distributor represents that: (a) the execution of this Agreement will not cause Distributor to breach any Agreement with any Third Party; and (b) so long as it continuing to act as Distributor to the other party hereunder for any particular product, with respect to such product, it has and shall use commercially reasonable efforts to maintain at all times the facilities, resources, personnel and experience to promote, advertise, market, and sell such product of the other Party and to otherwise perform its obligations under this Agreement. Distributor shall use commercially reasonable efforts to promote, market, distribute and sell the products and shall not perform any act which may hinder or interfere with the supply and/or marketing of the products. For purposes of this Agreement, “commercially reasonable efforts” means not less than the efforts used by HBIO immediately prior to the Separation Date (as defined in the Separation and Distribution Agreement) to support the research applications of isolated organ and tissue products (but for the avoidance of nay doubt, expressly not including efforts pertaining to the HART Business or employees that will be moving to the HART Business as conducted by and at HBIO prior to the date hereof or thereafter), e.g., maintaining the sales force, applications specialists and technical support in the US and Europe, maintaining demo and sales inventory plus periodic outbound marketing consistent with its past practices. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall require HBIO or HART to provide services to the other unless expressly required hereby.

2.2           The Parties acknowledge and agree that HART’s use of the mark “HARVARD APPARATUS’ is at all times subject to the terms, conditions and restriction set forth in the Sublicense Agreement, dated December 8, 2012, by and between HART and HBIO (the “Sublicense Agreement”). The rights and obligations of the Parties in this paragraph are at all times subject to the Sublicense Agreement. Distributor shall not delete or alter any of the other Party’s trade names, trademarks, logos, markings, colors or other insignia (the “Marks”) which are affixed to the Products and included in related promotional materials. Distributor may only use the Marks in conjunction with Distributor’s marketing and sale of the Products and in accordance with the other Party’s then-current guidelines on Mark usage, which will be provided to Distributor at Distributor’s request. Distributor shall refrain from any other direct or indirect use, reference to, registration of or application to register the Marks or those confusingly similar unless such trademarks are authorized in writing by the other Party. Upon expiration or termination of this Agreement, Distributor shall immediately cease to use any and all Marks. Distributor agrees to immediately notify the other Party of any infringement or potential infringement of any Mark of which Distributor becomes aware.

2.3           Distributor shall be solely responsible, at its own expense, for obtaining and maintaining any and all governmental approvals, permits and/or certifications necessary for Distributor to import, purchase, sell and distribute products.

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2.4           Distributor shall promptly advise the other Party of any complaints or claims brought or threatened against it or the other Party with respect to the sale or use of the products, or with respect to any alleged patent, copyright, trademark, or other intellectual property infringement or misappropriation.

2.5           Distributor shall take all reasonable, prompt and efficient actions to ensure customer satisfaction with the products and shall resolve all customer complaints in an expedited manner. In the event that a Party receives ten (10) or more complaints that do not relate to the design or manufacturing quality of a product from Distributor’s customers during any one (1) year period which indicate that Distributor has failed to satisfactorily resolve reasonable customer complaints in a timely fashion, such Party shall notify Distributor and Distributor shall be deemed to have breached this Agreement.

2.6           In no event shall Distributor make any representations or warranties regarding the products which are: (a) not included in, or which are inconsistent with information, materials or specification provided to Distributor; or (b) false, incomplete or otherwise misleading.

2.7           Distributor personnel shall participate in any training sessions regarding the products and their use as reasonably requested by the other Party.

2.8           With respect to any HBIO products that HART distributes in accordance herewith, HART agrees to represent and label clearly that such products are for research use only. With respect to any HART products that HBIO distributes in accordance herewith, HBIO agrees to represent and label clearly that such products are for research use only.

3              Prices and Payment.

3.1           During the term of this Agreement, Distributor shall purchase the applicable products (in accordance with 1.1 and 1.2) from the other Party at a thirty-five percent (35%) discount off of the then-current U.S. list price of the other Party for the applicable product, provided that if the product is sourced by the other Party from a third party prior to sale to Distributor, Distributor shall purchase such product from the other Party at a fifteen percent (15%) discount off of the then-current U.S. list price of the other Party for the applicable product. All prices are exclusive of all taxes and other charges, including but not limited to, shipping, handling, insurance, brokerage and other related charges, governmental sales, use, consumption, excise, privilege, occupational, value-added or other similar taxes, customs duties or assessments.

3.2           Both HART and HBIO shall be free to unilaterally establish the prices charged to customers for their respective products.

3.3           Distributor shall pay for all products in U.S. Dollars. All payments are due thirty (30) days from the invoice date. Non-receipt of payment from a customer shall not excuse or delay payment by Distributor. Overdue payments will be subject to finance charges computed at a rate equal to the lesser of one and a half percent (1.5%) per month or the maximum amount permissible under applicable law. Distributor is responsible for payment of all losses, costs, attorneys’ fees, or other expenses incurred by the other Party in the event that the other Party in its sole discretion, hires a Third Party collection agency in order to recover amounts owed by Distributor.

3.4           Except for taxes based on the other Party’s net income and the medical device tax under the Patient Protection and Affordable Care Act, Distributor shall pay any applicable sales, use, consumption, excise, privilege, occupational, value-added or other similar taxes, customs duties or assessments, or amounts levied in lieu of such taxes, now or later imposed under the authority of any national, state or local taxing authority based on or measured by (a) charges set forth in this Agreement, (b) upon sales of the products to Distributor, or (c) upon import or export of any products. Any claim for sales tax or duty exemption by Distributor shall be effective only after the other Party’s receipt of all proper exemption forms.

3.5           Distributor shall pay or reimburse the other Party for all shipping costs including transportation, brokerage, handling, and other costs incurred in delivering the products to Distributor.

4              Ordering and Delivery.

4.1           Shipments of products shall only be made against written purchase orders issued by Distributor and which reference this Agreement. At a minimum, each purchase order shall specify the following items: (a) the quantity of product ordered; (b) the price of each product and any additional charges and costs; (c) the billing address, the destination to which the products will be delivered, and the requested delivery date; and (d) the signature of Distributor’s employee or agent who possesses the authority to place such an order.

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4.2           All orders are subject to acceptance and assignment of delivery schedules in accordance with product availability. Neither Party shall have liability whatsoever for non-acceptance of, or failure or delay in filling any Distributor orders due to legitimate business considerations or acts or circumstances beyond its control, including without limitation, product shortages, production and delivery constraints, or government actions and acts of God. In no event shall any order be binding on HART or HBIO until the Parties are in agreement as to the items ordered, pricing, delivery dates, and all other material terms. Each Party shall use reasonable efforts to meet agreed-upon projected delivery dates for the products.

4.3           No purchase order, acknowledgment form, or other document or communication from either Party shall vary or supplement the terms and conditions of this Agreement. This Agreement may only be amended as provided in Section 14.11 hereof.

4.4           All deliveries of the products purchased pursuant to this Agreement will be made in a time, place and manner mutually agreed-upon by the Parties. Risk of loss and title to the products shall pass to Distributor upon delivery to the selected common carrier at the other Party’s manufacturing facility. Insurance coverage on all shipments is the responsibility of Distributor. All transportation and shipping costs shall be charged to Distributor’s account. Distributor must notify the other Party in writing within ten (10) days of receipt of products of any discrepancies in the shipment of such products.

4.5           All shipments shall be subject to a Party’s determination that such shipments are in compliance with all applicable export and import regulations. In no event shall either Party’s delay in shipping or refusal to ship due to export or import issues be deemed a material breach hereunder.

5              Records and Reports. Within forty-five (45) days after the end of each calendar quarter, Distributor shall promptly furnish written reports on sales, deliveries and returns of the products for the calendar quarter immediately preceding the report, including, without limitation, current inventory levels, a monthly breakdown of sales, and marketing efforts to prospective customers. Distributor shall maintain records identifying each product sold.

6              Product Warranty.

6.1           Product Warranty. Distributor shall pass along to its customers comparable product warranties as the other Party makes to its customers in the ordinary course of business.

6.2           Warranty Exclusions. This warranty does not extend to any products: (a) that have been subject to misuse, neglect, abuse, improper storage, accident (other than an accident caused by the product itself), or that have not been properly maintained; (b) that have been modified by any Third Party; or (c) that have been disassembled, serviced, or reassembled by any Third Party.

THE FOREGOING LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES AND EXCEPT FOR ANY EXPRESS WARRANTIES STATED HEREIN, HART AND HBIO EXPRESSLY DISCLAIM ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF QUALITY, CONDITION, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7              Exchange of Information and Confidentiality. Article VII of the Separation and Distribution Agreement is hereby incorporated herein by reference.

8              Intellectual Property Rights.

8.1           During the term of this Agreement, Distributor is authorized to use the other Party’s Marks, trade names and logos solely in connection with Distributor’s sale, advertisement and promotion of the products in accordance with Section 2.2 hereof.

8.2           Except as described in this Agreement or the Intellectual Property Matters Agreement, neither HBIO nor HART grants to the other Party any right, license, or interest in any of the Intellectual Property owned, used or claimed now or in the future by HBIO or HART, respectively. All applicable rights to such Intellectual Property are, and will remain, the exclusive property of HART and HBIO, respectively. Regardless of any provision to the contrary in this Agreement, no title to or ownership of the Intellectual Property contained in the products, or any part of the products is transferred to Distributor. However, HART and HBIO each grant the other Party a limited, revocable, worldwide, royalty-free right and license to conduct demonstrations on the use of its products solely for the purposes of promoting the sale of such products in performing its obligations under this Agreement.

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9              Indemnity and Insurance.

9.1           Distributor shall defend any claim, suit or proceeding, and indemnify and hold the other Party harmless from and against any Third Party Claims arising out of, or in connection with: (a) Distributor’s advertising, sales, marketing and promotional activities undertaken with respect to the products; (b) the failure of Distributor to comply in all material respects with all applicable laws, rules, and/or regulations regarding advertising, selling, licensing, importing or exporting the products; (c) Distributor’s attachment to the products of any trade name, trademark or logo that is challenged as an infringement of the proprietary rights of any Third Party; (d) any warranties granted by Distributor or any implied warranties claimed by any of Distributor’s customers, in excess of those warranties contained herein; (e) the failure of Distributor to comply with any material term of this Agreement; or (f) from any gross negligence or willful misconduct of Distributor in performing its obligations hereunder, except in each instance of (a)-(f) such Third-Party Claim is caused by the negligence or willful misconduct of the other non-Distributor Party. In addition, with respect to any Third-Party Claim pertaining to products manufactured or provided to one Party by the other Party hereunder, the Party that provided or manufactured such Product shall defend any claim, suit or proceeding, and indemnify and hold the other Party harmless from and against that portion of any Third Party Claims that arises out of, or is in connection with such product itself, including without limitation any injuries to or death of persons, or any damage to property, occurring as a result of, or in any way arising out of, defects of such products, except to the extent such Third Party Claims are caused by the other Party’s gross negligence of willful misconduct.

9.2           Any claims for indemnification pursuant to this Section 9 shall be made in accordance with the procedures set forth in Section 5.5 of the Separation and Distribution Agreement.

9.3           Insurance. Each Party agrees to maintain in full force and effect insurance coverage for the period of this Agreement pertaining to commercial general liability insurance coverage, including coverage for products liability and contractual indemnity. Said coverage will provide not less than commercially reasonable primary limits per occurrence in accordance with customary standards for the applicable industry. Each Party will cause its insurance carrier to designate the other Party as an “Additional Insured” on each applicable policy and any endorsement so naming such other Party will not limit its defense and coverage in favor of such Party to the negligence of the insured party.

9.4           Workers’ Compensation. The Parties agree to secure and keep in full force and effect during the life of this Agreement all forms of workers’ compensation and employers’ liability insurance coverage as is mandated by any state, territory or jurisdiction in which that Party does or may operate or send representatives. Each Party agrees that the other party is neither the actual nor statutory employer of any employee, consultant, representative, independent contractor or other person hired, retained, directed, utilized, consulted or engaged by such Party to carry out any of its duties under or arising from this Agreement.

10            Independent Contractor Status. Distributor shall conduct its business under this Agreement for its own account at its own expense and risk. The relationship between the parties is that of independent contractors. This Agreement creates no relationship of principal and agent, partner, joint venturer or any similar relationship between HART and HBIO. The grant of the distribution rights for the term hereof does not constitute a franchise or grant to Distributor of any continuing rights or interest in distributing the products beyond the term hereof. Distributor agrees that it does not have and will not have any authority to act on the other Party’s behalf.

11            Term and Termination.

11.1         This Agreement shall become effective as of the Separation Date and shall remain in effect for a period of ten (10) years after the Separation Date, unless earlier terminated as set forth in this Section 11.

11.2         Either Party may terminate this Agreement in the event a material breach of the Agreement by the other Party hereto, including, without limitation, failure to fulfill its obligations pursuant to Section 2 hereof, after written notice and a sixty (60) day cure period.

11.3         In addition, HART may terminate its obligations to act as Distributor with respect to a particular product under this Agreement, after written notice and a sixty (60) day cure period, should HART determine, in its sole discretion, that HBIO is unwilling or unable to supply such HBIO – Applicable HART Distributor Businesses product subject to this Agreement to HART. HBIO may terminate its obligations to act as Distributor with respect to a particular product under this Agreement, after written notice and a sixty (60) day cure period, should HBIO determine, in its sole discretion, that HART is unwilling or unable to supply such HART Business product subject to this Agreement to HBIO.

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11.4         The termination or expiration of this Agreement shall in no case relieve either Party from its obligation to pay to the other Party any sums accrued under this Agreement prior to such termination or expiration. If Distributor defaults on its payment obligations under this Agreement, the other Party shall have the right to take any or all of the following actions: (a) suspend delivery to Distributor until the default is cured by Distributor; or (b) terminate this Agreement after written notice and a thirty (30) day cure period. If the other Party continues to make shipments after Distributor’s default, such Party’s action shall not constitute a waiver of any rights or remedies, or affect such Party’s legal remedies under this Agreement.

11.5         Notwithstanding any other provision herein, this Agreement may be terminated immediately by either Party upon written notice in the event that the other Party: (a) becomes insolvent; (b) commits an act of bankruptcy; (c) seeks an arrangement or compromise with its creditors under any statute or otherwise; (d) is subject to a proceeding in bankruptcy, receivership, liquidation or insolvency and same is not dismissed within sixty (60) days; (e) makes an assignment for the benefit of the creditors; (f) admits in writing its inability to pay its debts as they mature; or (g) ceases to function as a going concern, or to conduct its operations in the normal course of business.

11.6         Within ten (10) days after termination or expiration of this Agreement, each Party shall return to the other Party all signs, literature, logos and other materials identifying the other Party’s products that remain in its possession.

12            Export Controls and Compliance with Law.

12.1         If an export license is required before Distributor can distribute or sell the Products, Distributor acknowledges and agrees that the other Party shall be under no obligation to affect such sale or transfer until the required export license is obtained. Each Party shall use reasonable efforts to expeditiously obtain such required export licenses or approvals.

12.2         Distributor acknowledges that the export of products and related technical data is subject to regulation by various rules and regulations of the United States which prohibit export or diversion to certain countries, entities and/or which restrict or prohibit use. Unless Distributor has first obtained permission to do so from all applicable United States Government agencies, Distributor shall not export or re-export, directly or indirectly, any products or related data into any of those countries listed at the time of any shipment in the applicable United States export regulations as “prohibited or restricted” countries, or any other country to which such exports or re-exports may be restricted (collectively, the “Prohibited Countries”). Distributor further agrees not to distribute or supply the products or any related technical data to any person if Distributor has reason to believe that such person intends to export, re-export or otherwise transfer the same to, or use the same in, any of the Prohibited Countries. Without limiting the foregoing, Distributor shall not commit any act which would, directly or indirectly, violate any United States or local law, regulation, treaty or agreement to which the United States adheres or complies relating to the export or re-export of the products or related technical data.

12.3         At its own expense, Distributor shall obtain any government consents, authorizations, approvals, filings, registrations, permits or licenses required for Distributor to exercise its rights and to discharge its obligations under this Agreement, provided further that, for the avoidance of any doubt, HART acknowledges and agrees that it, and not HBIO, shall be responsible for the efforts, cost and expense of obtaining any necessary regulatory approval for the manufacture and use of its products with humans, where regulatory approval means with respect to a regulatory jurisdiction, any and all approvals, product and/or establishment licenses, registrations or authorizations of any governmental authority, necessary for the commercial manufacture, use, storage, import, export, transport, or commercialization of a product in such regulatory jurisdiction, including, where applicable, (i) pricing and reimbursement approval in such regulatory jurisdiction, (ii) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), (iii) labeling approval, and (iv) technical, medical and scientific licenses.

12.4         In conformity with the United States Foreign Corrupt Practices Act neither HART and its employees and agents nor HBIO and its employees and agents shall directly or indirectly make any offer, payment, or promise to pay; authorize payment; or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing any act or decision (including a decision not to act) of an official of any government or inducing such a person to use his or her influence to affect any such governmental act or decision in order to assist HBIO or HART in obtaining, retaining or directing any business.

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13            Limitation of Liability.

EXCEPT AS TO CLAIMS FOR BREACHES OF CONFIDENTIALITY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR DIRECT DAMAGES IN EXCESS OF THE AMOUNTS PAID BY HBIO OR HART FOR THE PRODUCT OR SUPPORT THAT GAVE RISE TO THE LIABILITY, WHETHER FORESEEABLE OR UNFORESEEABLE, OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOSS OF INCOME, DATA, GOODWILL, USE OF INFORMATION, DOWNTIME OR COSTS OF SUBSTITUTE PRODUCTS OR EQUIPMENT), WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, EVEN IF THE OTHER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

14            General.

14.1         Counterparts; Entire Agreement; Corporate Power. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by facsimile, electronic transmission, or otherwise) to the other Party. This Agreement, together any exhibits hereto, and the Separation and Distribution Agreement (and Ancillary Agreements defined therein), contains the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. HBIO and HART each represent as follows: (a) the person executing this Agreement has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof. Each Party hereto acknowledges that it and each other Party hereto is executing this Agreement by facsimile, stamp or mechanical signature. Each Party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of any other Party hereto at any time it will as promptly as reasonably practicable cause each such Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

14.2         Governing Law, Jurisdiction and Dispute Resolution. This Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any Party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts irrespective of the choice of laws principles of the Commonwealth of Massachusetts as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. If any dispute arises out of or in connection with this Agreement, the parties (a) consent and submit to the exclusive jurisdiction of federal and state courts located in Boston, Massachusetts, and (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient. Notwithstanding the foregoing, any dispute arising out of or related to this Agreement shall be resolved in accordance with the procedures set forth in Section 9.1 of the Separation and Distribution Agreement. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

14.3         Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and thereto, respectively, and their respective successors and permitted assigns; provided, however, that no Party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Party hereto or thereto (which consent may be withheld in such Party’s sole and absolute discretion) and any assignment or attempted assignment in violation of the foregoing will be null and void. Notwithstanding the preceding sentence, a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its Assets, and upon the effectiveness of such assignment the assigning Party shall be released from all of its obligations under this Agreement if the surviving entity of such merger or the transferee of such Assets shall agree in writing, in form and substance reasonably satisfactory to the other Party, to be bound by all terms of this Agreement as if named as a “Party” hereto.

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14.4         Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder, and there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any Third Party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

14.5         Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 14.5). Any Party may, by written notice to the other Party, change the address to which such notices are to be given.

If to HBIO to:

Harvard Bioscience, Inc.

84 October Hill Road

Holliston, Massachusetts 01746

Attention: Chief Executive Officer

with a copy to (which will not constitute notice):

Burns & Levinson, LLP

125 Summer Street

Boston, Massachusetts 02110

Attention: Josef B. Volman

   Chad J. Porter

If to HART to:

Harvard Apparatus Regenerative Technology

84 October Hill Road

Holliston, Massachusetts 01746

Attention: Chief Executive Officer

with a copy to (which will not constitute notice):

Feinberg Hanson LLP

57 River Street, Suite 204

Wellesley, Massachusetts 02481

Attention: Harry A. Hanson, III

14.6         Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to affect the original intent of the Parties.

14.7         Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.8         Survival. Sections 6.2, 7, 9, 11.6, 13 and 14 shall survive the termination or expiration of this Agreement.

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14.9         Waivers of Default. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

14.10         Specific Performance. Subject to the provisions of Section 14.2, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties to this Agreement.

14.11         Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and (a) in the case of a waiver, signed by the authorized representative of the Party against whom it is sought to enforce such waiver, or (b) in the case of an amendment, supplement or modification to this Agreement, signed by the authorized representatives of both Parties.

14.12         Interpretation. In this Agreement, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including any exhibits hereto) and not to any particular provision of this Agreement; (c) Article, Section, and exhibit references are to the sections and exhibits to this Agreement unless otherwise specified; (d) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (e) the word “or” shall not be exclusive; (f) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to [—], 2013, regardless of any amendment or restatement hereof.

14.13         Force Majeure. No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from a Force Majeure (as defined in the Separation and Distribution Agreement). In the event of an occurrence of a Force Majeure, the Party whose performance is affected thereby shall give notice of suspension as soon as reasonably practicable to the other stating the date and extent of such suspension and the cause thereof, and such Party shall resume the performance of such obligations as soon as reasonably practicable after the removal of such cause.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Product Distribution Agreement to be executed by their duly authorized representatives.

HARVARD BIOSCIENCE, INC.

By:
Name:
Title:

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

By:
Name:
Title:

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